DRYDEN MUNICIPAL BOND FUND
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



June 28, 2006





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:	Dryden Municipal Bond Fund (the "Fund")
	File No.:  811-4930


Ladies and Gentlemen:

Please find enclosed the Annual Report on Form N-SAR for the Fund for fiscal year-ended ended April 30, 2006. The form was filed electronically via the EDGAR System.


Very truly yours,



 /s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 27th day of June 2006.




DRYDEN MUNICIPAL BOND FUND



Witness:   /s/ George Chen  			By:    /s/ Jonathan D. Shain
       George Chen				Jonathan D. Shain
						Assistant Secretary




T:\CLUSTER 3\N-SAR\MBF\4-30-06 Annual cover.doc